CUSIP No.	276534104	Page	12	of	13 Pages
Exhibit 99.1
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D/A is being filed on behalf of each of the undersigned with respect to the shares of the common stock, no par value per share of Eastern Insurance Holdings, Inc.

March 3, 2008	High Ridge Capital Partners II, L.P.

	By:	/s/ Steven J. Tynan

Steven J. Tynan
Manager of General Partner

March 3, 2008	High Ridge GP II LLC

	By:	/s/ Steven J. Tynan

Steven J. Tynan
Manager

March 3, 2008	Liberty Street Corp.

	By:	/s/ Steven J. Tynan

Steven J. Tynan
President

March 3, 2008	Liberty Street Partners L.P.

	By:	/s/ Steven J. Tynan

Steven J. Tynan
President of General Partner

March 3, 2008	Steven J. Tynan

/s/ Steven J. Tynan

Steven J. Tynan

March 3, 2008	James L. Zech

/s/ James L. Zech

James L. Zech

CUSIP No.	276534104	Page	13	of	13 Pages
Schedule I
MEMBERS OF HIGH RIDGE CAPITAL PARTNERS II, L.P.

Principal Occupation or
Employment (If Different
Name	Titles	from Title)
High Ridge GP II LLC	General Partner
MEMBERS OF HIGH RIDGE GP II LLC

Principal Occupation or
Employment (If Different
Name	Titles	from Title)
James L. Zech	Manager
Steven J. Tynan	Manager
MEMBERS OF LIBERTY STREET PARTNERS L.P.

Principal Occupation or
Employment (If Different
Name	Titles	from Title)
Liberty Street Corp.	General Partner
DIRECTORS AND EXECUTIVE OFFICERS OF LIBERTY STREET CORP.

Principal Occupation or
Employment (If Different
Name	Titles	from Title)
Steven J. Tynan	President and Director
Lois Tynan	Secretary and Director